Exhibit 10(a)10
EXECUTION VERSION

AMENDED AND RESTATED
DEFERRED CASH COMPENSATION
TRUST AGREEMENT FOR DIRECTORS OF
THE SOUTHERN COMPANY AND ITS SUBSIDIARIES
This amended and restated Grantor Trust Agreement (“Trust” or the “Trust Agreement”) is entered into this 10th day of December, 2020 and effective the 16th day of December, 2020 by and between The Southern Company (“the Company”), as Grantor, Wells Fargo Bank, National Association (the “Trustee”), and the Employers (as herein defined) listed on Attachment A to this Trust Agreement (the Company, the Trustee and the Employers shall be collectively referred to herein as the “Parties”). This Trust Agreement is an amendment and restatement of the Deferred Cash Compensation Trust Agreement for Directors of Southern Company and its Subsidiaries amended and restated effective September 1, 2001, as further amended (the “Predecessor Trust Agreement”) and supersedes such Predecessor Trust Agreement.
Recitals
(a)WHEREAS, the Company and the Employers previously adopted the nonqualified deferred compensation plans and agreements (the “Arrangements”) listed on Attachment B to this Trust Agreement;
(b)WHEREAS, the Company and the Employers have incurred or expect to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements (the “Participants and Beneficiaries”);
(c)WHEREAS, the Company and the Employers previously established the Predecessor Trust Agreement and shall continue to contribute to the Trust (“Trust Fund”) assets that shall be held therein, subject to the claims of the creditors of the Company and a respective Employer in the event of the Insolvency, as herein defined, of the Company or the respective Employer, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Arrangements and in this Trust Agreement;
(d)WHEREAS, it is the intention of the Company, at its discretion, to permit other Affiliates to elect to make contributions to the Trust to be held therein, subject to the claims of such creditors of the Company and such Affiliate in the event of the Insolvency of the Company or such Affiliate, until paid in accordance with the terms of the Arrangements of such Affiliate to participants and their beneficiaries;
(e)WHEREAS, it is the intention of the Parties that this Trust Agreement shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and
(f)WHEREAS, the Parties, pursuant to Section 4 of the Predecessor Trust Agreement, desire to amend and restate the Predecessor Trust Agreement;

NOW, THEREFORE, the Parties do hereby amend and restate the Predecessor Trust Agreement in its entirety with this Trust Agreement and agree that the Trust shall be comprised, held and disposed of as follows:
ARTICLE I.– DEFINITIONS
As used herein, the following words and phrases shall have the meaning ascribed to them in this Article I unless a different meaning is plainly required by the context.
1.1“Affiliate” means any entity which is:
(a)A member of the controlled group of corporations which includes the Company, as determined for purposes of Section 414(b) of the Code; or
(b)A trade or business under common control with the Company, as determined for purposes of Section 414(c) of the Code.
An entity shall be an Affiliate only while a member of such a group.
1.2.“Change in Control” means with respect to each Employer a Funding Change in Control as defined in the deferred compensation plan for outside directors of such Employer identified on Attachment B.
1.3.“Code” means the Internal Revenue Code of 1986, as amended.
1.4.“Employer” means the Company and each Affiliate which has adopted this Trust Agreement and that at the relevant time is the service recipient of a Participant; Employers means all such entities collectively.
1.5.“Employer Account” means a hypothetical account maintained within the Trust for each participating Employer.
1.6.“Funding Event” means with respect to each Employer a Funding Event as defined in the deferred compensation plan for outside directors of such Employer identified on Attachment B.
1.7.“Insolvent” means the entity (i) is unable to pay its debts as they mature, or (ii) is the subject of a pending proceeding as a debtor under the Federal Bankruptcy Code (or any successor federal statute).
1.8.“Participant” means an individual to whom an amount is due under an Arrangement.
1.9.“Preliminary Change in Control” means with respect to each Employer a Preliminary Change in Control as defined in the deferred compensation plan for outside directors of such Employer identified on Attachment B.
1.10.“Trust Beneficiary” means Participants in the Arrangements and their beneficiaries, individually and collectively.

ARTICLE II – TRUST
2.1Subject to the claims of the creditors of the Company and a respective Employer as set forth in Article IV, the Company and each Employer (on behalf of the Company) shall deposit amounts from time to time with the Trustee in trust, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Amounts deposited with the Trustee shall be allocated to each Employer Account as directed by the Company. Any amount previously held by the Trustee under the Trust for the account of Gulf Power Company shall be held for the account of the Company.
2.2The Trust is intended to be a grantor trust of which the Company is the grantor, within the meaning of Section 671 of the Code, and shall be construed accordingly. The Company agrees to report all items of income and deduction of the Trust on its own income tax returns, if any, and shall have no right to any distributions from the Trust or any claim against the Trust for funds necessary to pay any income taxes with respect to amounts so reported.
2.3The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and the Employers and shall be used exclusively for the uses and purposes herein set forth. Neither the Trust Beneficiary nor the Arrangements shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are paid to the Trust Beneficiary as provided in Article III, and all rights created under the Arrangements and this Trust Agreement shall be mere unsecured contractual rights of the Trust Beneficiary against the respective Employer. Any assets held by the Trust, to the extent of the balance of the respective Employer Account, will be subject to the claims of the general creditors of the Company and the Employer under federal and state law in the event of Insolvency.
2.4The Company and an Employer (on behalf of the Company), in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Funding Event, neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional deposits.
2.5Prior to the occurrence of a Preliminary Change in Control with respect to an Employer, the Trust with respect to such Employer shall be revocable and may be altered or amended in any substantive respect, or revoked or terminated, by the Company in whole or in part provided that no such amendment may increase the duties of the Trustee without its consent. In the event of such a Preliminary Change in Control, the Trust may not be altered or amended in any substantive respect, or revoked or terminated by the Company unless a majority of the Trust Beneficiaries of such Employer, determined as of the day before such Preliminary Change in Control, agree in writing to such an alteration, amendment, revocation or termination provided that no such amendment may increase the duties of the Trustee without its consent. If such a Preliminary Change in Control occurs but fails to become a Change in Control thereafter, the Trust shall again be revocable and may be altered or amended in any substantive respect, or revoked or terminated, by the Company in whole or in part provided that no such amendment may increase the duties of the Trustee without its consent. Notwithstanding the preceding, the Trust may be amended following a Preliminary Change in Control or a Change in Control without approval of the Beneficiaries to protect the tax status or ERISA status of this Trust.
2.6The Employers (on behalf of the Company) have obligated themselves under the terms of the Arrangements to make certain contributions to the Trust upon the occurrence of a Funding Event or a Change in Control. Upon such a Funding Event or Change in Control, the Employer affected (on behalf of the Company) thereby shall account for each Beneficiary’s benefit funded by contributions to the Trust in a manner determined by the Company. A remittance of such contributions and earnings thereon to the Company may only occur under the following circumstances: (a) if, on the second anniversary of a Funding Event or any time thereafter, the Company determines that a Change in Control has not been consummated, the Trustee upon its agreement with this determination shall, upon the request of the Company, return to the Company property contributed to the Trust on account of the occurrence of a Funding Event; (b) if, at any time, following a Funding Event, the Company provides evidence satisfactory to the Trustee that the Funding Event will not become a Change in Control; (c) if the Trustee determines in its sole and absolute discretion that a Change in Control of the Company has occurred, and, on the second anniversary of the date of consummation of such Change in Control 75% of the members of the incumbent board on such anniversary date shall continue to serve as determined by the Company, the Trustee upon direction from the Company shall return to the Company, any such property received and earnings thereon as a result of such Change in Control; (d) prior to a Change of Control, except as permitted pursuant to Section 3.2, with respect to amounts contributed to fund benefits paid in accordance with Article III hereof, if the Trust assets equal or exceed 200% of the targeted funding level as established by the Company prior to a Change in Control, assets shall be returned by the Trustee to the Company to reduce total assets to 150% of the targeted funding level; or (e) upon written representation to the Trustee that all benefits have been paid to the Beneficiaries by an Employer such that the Employer has no remaining obligations to any Beneficiary covered by the Trust, assets allocated to the Employer’s separate Trust Account shall be returned to the Company regardless of any targeted funding level.
2.7The Arrangements are intended to be exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded vehicle for deferred compensation for a select group of management or highly compensated employees.
ARTICLE III - PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES
3.1Prior to a Change in Control of an Employer, distributions from the Trust shall be made by the Trustee to Participants and Beneficiaries of an Employer at the direction of the Company. Prior to a Change in Control, the entitlement of a Participant or his or her Beneficiaries to benefits under the Arrangements shall be determined by the Company under the Arrangements, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements.
3.2The Employer may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Arrangements. The Company shall notify the Trustee of the Employer’s decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. Before a Preliminary Change in Control or Change in Control, the Company may direct the Trustee in writing to reimburse the Company from the Trust assets for amounts paid directly to the Participants or their

Beneficiaries by the Employer. The Trustee shall reimburse the Company for such payments promptly after receipt by the Trustee of satisfactory evidence that the Employer has made the direct payments. No such reimbursement shall be allowed upon or during a Preliminary Change in Control or after Change in Control that would result in Trust assets equaling less than 100% of the targeted funding level.
In addition, if the principal of the Trust and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Employer shall make the balance of each such payment as it falls due in accordance with the Arrangements. The Trustee shall notify the Company where principal and earnings are not sufficient. Nothing in this Trust Agreement shall relieve each Employer of its liabilities to pay benefits due under the Arrangements except to the extent such liabilities are met by application of assets of the Trust.
3.3The Company shall deliver to the Trustee a schedule of benefits, to include state and federal tax withholding guidelines, due under the Arrangements on an annual basis. Immediately after a Preliminary Change in Control and before a Change in Control, the Company shall deliver to the Trustee an updated schedule of benefits due under the Arrangements to the affected Participants or their Beneficiaries. After a Change in Control, the Trustee shall pay benefits due in accordance with such schedule. After a Change in Control, the Company shall continue to make the determination of benefits due to the affected Participants or their Beneficiaries and shall provide the Trustee with an updated schedule, to include state and federal tax withholding guidelines, of benefits due; provided however, a Participant or their Beneficiaries may make application to the Trustee for an independent decision as to the amount or form of their benefits due under the Arrangements. In making any determination required or permitted to be made by the Trustee under this Section, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the amount or form of the Participant’s or Beneficiary’s payment hereunder. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant or Beneficiary, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent negligence or willful misconduct by the Trustee) that such payments should not be made.
3.4The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section in the place and stead of the Trustee. The Trustee may (and, if necessary or appropriate, shall) institute an action to collect a contribution due the Trust following a Change in Control or in the event that the Trust should ever experience a short-fall in the amount of assets necessary to make payments pursuant to the terms of the Arrangements.
ARTICLE IV - TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE COMPANY OR AN EMPLOYER IS INSOLVENT
4.1The Chairman/President of the Company and the Chairman/President of each Employer (the “Chairman”) shall have the duty to promptly inform the Trustee in writing of the Insolvency of the Company or the Employer, and the Trustee may rely on information so supplied. If a person claiming to be a creditor of the Company or the Employer alleges in writing to the Trustee that the Company or the Employer has become Insolvent, the Trustee shall discontinue payment of benefits, if any, from the Employer’s Account to the Trust Beneficiary, and then independently determine, within sixty (60) days after receipt of such notice, whether the Company or the Employer is Insolvent. The Trustee may employ attorneys, accountants and other advisers to make such determination and may rely conclusively on their conclusions. The expenses of such determination shall be allowed as administrative expenses of the Trust.
4.2Upon written notification of the Insolvency of the Company or the Employer pursuant to Section 4.1 above, or pending its determination of whether the Company or the Employer is Insolvent, the Trustee shall discontinue payment of benefits, if any, from the Employer’s Account to the Trust Beneficiary, and shall hold Trust assets attributable to such Trust Beneficiary for the benefit of the general creditors of the Company and the Employer. The Trustee shall continue the investment of such Trust assets in accordance with Article VI, and shall make payments out of the Trust to the general creditors of the Company or the Employer only in accordance with instructions from a court of competent jurisdiction or from a person appointed by such a court. The Trustee may employ attorneys, accountants and other advisers to make such determination and may rely conclusively on their conclusions. The expenses of such determination shall be allowed as administrative expenses of the Trust.
4.3The Trustee shall resume payments of benefits from the Employer’s Account to such Trust Beneficiaries in accordance with Article III of this Trust Agreement only after the Trustee has determined that both the Company and such Employer are not Insolvent or a court of competent jurisdiction orders the resumption of such payments. The Trustee shall have the discretion to determine which of the above alternatives is appropriate to the situation.
4.4Unless notified of the Company’s or an Employer’s Insolvency pursuant to Section 4.1 above, or the Trustee has actual knowledge that the Company or the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Company or the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s or the Employer’s solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Company’s or the Employer’s solvency. Nothing in this Trust Agreement shall in any way diminish any rights of a Trust Beneficiary to pursue his rights as a general creditor of the Company or the Employer with respect to the benefits from the Employer's Arrangement or otherwise.

4.5If the Trustee discontinues payments of benefits from the Trust pursuant to Section 4.2 above and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to Trust Beneficiary (together with interest) in accordance with the Employer’s Arrangement during the period of such discontinuance; provided that, to the extent the Participant has received such payments from an Employer, such amount shall be paid to the Employer.
ARTICLE V - PAYMENT TO COMPANY
5.1The Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits from the Arrangements to the Trust Beneficiaries have been made in accordance with the terms of the Arrangements; provided the Company may request reimbursement as provided in Section 2.6 or as provided in Section 3.2 of any payment made directly by the Employer to a Trust Beneficiary.
ARTICLE VI - INVESTMENT OF TRUST ASSETS
6.1In General. The Trustee, subject to this Article VI, shall invest and reinvest the principal and income of the Trust Fund. All rights associated with the assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee in a manner consistent with this Article VI, and in no event be exercisable by or rest with Trust Beneficiaries.
(a)      Prior to a Change in Control of an Employer, the Company shall, subject to this Article, direct the Trustee with respect to investments.

(1)     The Company may direct the Trustee to segregate all or a portion of the Fund in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

(2)      Thereafter, until a Change in Control, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property.

(3)     Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term fund established and maintained by the Trustee subject to the instrument establishing such fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee’s Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

(4)     The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment directed by the Company, an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of the Company, such investment manager or investment committee.

(i)Notwithstanding anything in this Trust Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of the Company, an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the Company, investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified for any loss due to the negligence or willful misconduct of the Trustee or if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of the Company, an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of the Company, an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of the Company, an investment manager or investment committee or for failure to act in the absence of directions of the Company, an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the Company, investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the Company, investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

(ii)The Company, prior to a Change in Control, may direct the Trustee to invest in securities (including stock and the rights to acquire stock) or obligations issued by the Company.

(iii)At the direction of the Company, the Trustee shall exercise any and all voting rights associated with the Trust assets, give proxies, participate in any voting trusts, mergers, consolidations or liquidations, tender shares and exercise stock subscriptions or conversion rights.

6.2Subsequent to a Change in Control of an Employer, the Trustee, in its sole discretion, shall have the power in investing and reinvesting the fund allocated to the Employer Account of such Employer:
(a)To invest and reinvest in any readily marketable common and preferred stocks (including any stock or security of the Company), bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimis amount held in a mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), limited partnerships or limited liability companies, private placements and shares of investment companies, and mutual funds, without being limited to the classes or property in which the Trustee is authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which Wells Fargo Bank, National Association or an affiliated company acts as the investment advisor) or, any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;
(b)To invest and reinvest all or any portion of the Fund collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;
(c)To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;
(d)To retain any property at any time received by the Trustee;
(e)To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;
(f)To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;
(g)To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof for any assessments levied with respect to any such property to be deposited;
(h)To extend the time of payment of any obligation held by it;
(i)To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;
(j)To exercise any and all voting rights associated with Trust assets, give proxies, participate in any voting trusts, mergers, consolidations or liquidations, tender shares and exercise stock subscription or conversion rights;
(k)For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;
(l)To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;
(m)To register investments in its own name or in the name of a nominee; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Fund;
(n)To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;
(o)Subject to Article IX, to hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;
(p)To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein;
(q)To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and
(r)Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.
6.3Following a Change in Control of an Employer, the Trustee shall have the sole and absolute discretion in the management of the Trust assets allocated to the Employer Account of such Employer and shall have all the powers set forth under Section 6.2. In investing the Trust assets, the Trustee shall consider:
(a)the needs of the Arrangements;
(b)the need for matching of the Trust assets with the liabilities of the Arrangements; and
(c)the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.
6.4The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager. The Trustee shall have the right to purchase an insurance policy or an annuity to fund the benefits of the Arrangements.

6.5The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that, following a Preliminary Change in Control or Change in Control of an Employer, no such substitution with respect to the balance of such Employer’s Account shall be permitted unless the Trustee determines that the fair market values of the substituted assets are equal.
ARTICLE VII – DISPOSITION OF INCOME
7.1During the term of this Trust, all income received by the Trust, net of expenses, shall be accumulated and reinvested.
ARTICLE VIII – INSURANCE CONTRACTS
8.1To the extent that the Trustee is directed by the Company prior to a Change in Control to invest part or all of the Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.
8.2Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change in Control, be subject to the direction of the Company. After a Change in Control, the Trustee shall have all such rights.
8.3The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee.
8.4No insurer shall be deemed to be a party to the Trust and an insurer’s obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.
ARTICLE IX – ACCOUNTING BY THE TRUSTEE
The following provisions shall apply to the records and accounting for the Trust:
9.1The Trustee shall keep accurate records and accounts of all investments, receipts, and disbursements, and other transactions hereunder. As soon as reasonably practicable following the close of each annual accounting period of the Trust, and as soon as reasonably practicable after the resignation or removal of a Trustee has become effective, the Trustee shall file with the Company a written or electronic account setting forth all investments, receipts, disbursements, and other transactions effected by it during such year, or during the part of the year to the date the resignation or removal is effective, as the case may be, and containing a description of all securities purchased and sold, the cost or net proceeds of sale, the securities and investments held at the end of such period, and the cost of each item thereof as carried on the books of the Trustee. If the fair market value of an asset in the Fund is not available when necessary for accounting or reporting purposes, the fair value of the asset shall be determined in good faith by the Company, assuming an orderly liquidation at the time of such determination. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in an accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes at the direction of the Company prior to a Change in Control; the Trustee may create one or more sub-accounts.
9.2The Trustee shall retain its records relating to the Trust as long as necessary for the proper administration thereof and at least for any period required by applicable law.
ARTICLE X – RESPONSIBILITY OF THE TRUSTEE
10.1The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, except to the extent of the negligence or willful misconduct of the Trustee, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Company contemplated by and complying with the terms of this Trust Agreement, and to that extent shall be relieved of the prudent man rule for investments.
10.2The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement, unless it be first indemnified by the Company against its prospective costs, expenses and liability, and the Company hereby agrees to indemnify the Trustee for such costs, expenses and liability.
10.3The Trustee may consult with legal counsel (who may also be counsel for the Trustee generally, or for the Company or an Employer) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.
10.4The Trustee may hire agents, accountants, actuaries, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.
10.5The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
10.6The Company shall indemnify and hold harmless the Trustee of and from any and all costs, claims, losses, demands or liabilities, including reasonable attorney’s fees and expenses in defending against such claims, losses, demands and liabilities, in respect of the acts, transactions, duties, obligations or responsibilities which the Trustee performs or undertakes upon the direction of the Company, or any fiduciary. Such indemnity shall include all claims and liabilities arising from any breach of fiduciary responsibility by a fiduciary other than the Trustee, unless the Trustee:
(a)knowingly participates in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;
(b)by its failure to act in accordance with Section 10.1 above in the administration of its specific responsibilities which give rise to its status as a fiduciary, has enabled such other fiduciary to commit a breach;
(c)has knowledge of a breach by such other fiduciary, unless it makes reasonable efforts under the circumstances to remedy the breach; or
(d)has acted with negligence or willful misconduct.
The performance by the Trustee of trades, custody, reporting, recording and bookkeeping with respect to assets managed by another fiduciary shall not be deemed to give rise to any participation or knowledge on the part of the Trustee. Such indemnification shall survive the amendment or termination of the Trust Agreement or the resignation or removal of the Trustee and shall be construed as a contract between the Company and the Trustee under the laws of the State of Georgia.
10.7The Trustee, as trustee, is not a party to, and has no duties or responsibilities under the Arrangements. In any case in which a provision of this Trust Agreement conflicts with any provision in the Arrangement, this Trust Agreement shall control.
10.8The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior or successor trustee except as set forth in Section 10.6.
ARTICLE XI – COMPENSATION AND EXPENSES OF THE TRUSTEE
11.1The Trustee’s compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid within thirty (30) days of being invoiced, the fees and expenses shall be paid from the Trust.
ARTICLE XII – REPLACEMENT OF THE TRUSTEE
12.1The Trustee may be removed at any time upon thirty (30) days written notice by the Company. The Trustee may resign at any time, upon ninety (90) days written notice to the Company. In the event of such resignation or removal, the Company shall appoint a new corporate trustee, which shall be independent and not subject to control of the Company.
If the Trustee resigns or is removed, a successor shall be appointed, in accordance with this Section 12.1, by the effective date of resignation or removal under this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

12.1Upon its resignation or removal, the Trustee, with the written consent of the Company, may reserve such amounts as it deems necessary for the payment of any outstanding taxes or other liabilities of the Trust and its reasonable fees and expenses in connection with the settlement of its accounts. Any balance of such reserve remaining after the payment of such taxes, liabilities, fees, and expenses shall be paid over to the successor Trustee, not later than ninety (90) days following the effective date of resignation or removal.
ARTICLE XIII – AMENDMENT OR TERMINATION
13.1This Trust Agreement may be amended by a written instrument executed by the Parties, except as otherwise provided in this Article XIII. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable after and to the extent the Trust has become irrevocable. The Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them under the terms and conditions of the Arrangements, unless sooner in accordance with Section 2.5. Upon termination of the Trust, any assets remaining in the Trust shall be returned by the Trustee to the Company. The Trustee shall not remit any assets to an Employer.
13.2Following a Change in Control of an Employer, the Trust shall not terminate with respect to that Employer until the date on which Participants and their Beneficiaries of such Employer have received all of the benefits due to them under the terms and conditions of the Arrangements.
13.3Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Arrangements, the Company may terminate this Trust prior to the time all benefit payments under the Arrangements have been made. All assets in the Trust at termination shall be returned by the Trustee to the Company.
ARTICLE 13 – SEVERABILITY AND ALIENATIONS
14.1If any provision of this Trust Agreement is, becomes, or is deemed invalid, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law as to be valid, legal and enforceable in any jurisdiction so deeming. The validity, legality and enforceability of such provision shall not in any way be affected or impaired in any other jurisdiction; if such provision cannot be so amended with materially altering the intention of the parties, it shall be stricken and the remainder of this Trust Agreement shall remain in full force and effect.
14.2To the extent permitted by law, benefits from the Arrangements payable to Trust Beneficiary under the Arrangements and this Trust Agreement may not be assigned, alienated, or subject to attachment, garnishment, levy, execution or other legal or equitable process. The Trust Beneficiary may not assign or transfer any interest in the benefit from the applicable

Arrangement due hereunder and shall have no direct interest in or to any trust asset unless and until paid to such Trust Beneficiary.
ARTICLE XV - MISCELLANEOUS
15.1Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
15.2The Company hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorneys’ fees, relating to or arising out of the establishment, maintenance and administration of the Arrangements. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.
15.3Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
15.4This Trust Agreement shall be governed by and construed in accordance with the laws of Georgia.
15.5If a provision of this Trust Agreement requires that a communication or document be provided to the Trustee in writing or written form, that requirement may also be satisfied by a facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto), if the Trustee reasonably believes such communication or document has been signed, sent or presented (as applicable) by any person or entity authorized to act on behalf of the Company. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender’s name or electronic address appears as part of, or is transmitted with, the electronic record. The Trustee will not incur any liability to anyone resulting from actions taken in good faith reliance on such communication or document, unless resulting from the negligence or willful misconduct of the Trustee. Nor shall the Trustee incur any liability in executing instructions from any person or entity authorized to act on behalf of the Company prior to receipt by it of notice of the revocation of the written authority of such person or entity.
15.6This Trust Agreement is intended to comply with Section 409A of the Code and shall be administered consistent with such intent. At the direction of the Company, the Trustee may reimburse eligible expenses incurred by a Trust Beneficiary, provided that the following requirements are satisfied: (a) the Arrangements shall provide an objectively determinable nondiscretionary definition of expenses eligible for reimbursement; (b) such expenses shall be only those incurred during the Trust Beneficiary’s lifetime, (c) the amount of expenses eligible for reimbursement during a calendar year shall not affect the expenses eligible for reimbursement in any other taxable year, (d) the reimbursement of an eligible expense shall be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (e) the right to reimbursement shall not be subject to liquidation or exchange for another benefit. The Company shall ensure the requirements stated in this paragraph are satisfied. The Trustee may rely conclusively on the Company’s determination that expenses are eligible for reimbursement.
ARTICLE XVI - CONFIDENTIALITY
16.1This Trust Agreement and certain information relating to the Trust is "Confidential Information" pursuant to applicable federal and state law, and as such it shall be maintained in confidence and not disclosed, used or duplicated, except as described in this Article. If it is necessary for the Trustee to disclose Confidential Information to a third party in order to perform the Trustee's duties hereunder and the Company has authorized the Trustee to do so, the Trustee shall disclose only such Confidential Information as is necessary for such third party to perform its obligations to the Trustee and shall, before such disclosure is made, ensure that said third party understands and agrees to the confidentiality obligations set forth herein. The Trustee and the Company shall maintain an appropriate information security program and adequate administrative and physical safeguards to prevent the unauthorized disclosure, misuse, alteration or destruction of Confidential Information, and shall inform the other party as soon as possible of any security breach or other incident involving possible unauthorized disclosure of or access to Confidential Information. Confidential Information shall be returned to the disclosing party upon request. Confidential Information does not include information that is generally known or available to the public or that is not treated as confidential by the disclosing party, provided, however, that this exception shall not apply to any publicly available information to the extent that the disclosure or sharing of the information by one or both parties is subject to any limitation, restriction, consent, or notification requirement under any applicable federal or state information privacy law or regulation. If the receiving party is required by law, according to the advice of competent counsel, to disclose Confidential Information, the receiving party may do so without breaching this section, but shall first, if feasible and legally permissible, provide the disclosing party with prompt notice of such pending disclosure so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Article.
16.2In addition to the obligations set forth in Section 16.1, the provisions set forth in Attachment C shall apply to privacy and data protection as set forth in such attachment.
ARTICLE XVII – FORCE MAJEURE
17.1Notwithstanding anything to the contrary contained herein, the Trustee shall not be responsible or liable for any losses to the Fund resulting from any event beyond the reasonable control of the Trustee, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, eminent domain or similar action by any governmental authority; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust’s property; or the breakdown, failure or malfunction of any utility, telecommunication, or computer systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or poor or incomplete data provided by the

Company; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event.

IN WITNESS WHEREOF, the Parties have executed this Trust Agreement on the day and year first above written.

THE SOUTHERN COMPANY, AS GRANTOR	WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE
By: /s/Myra Coleman Bierria Its: VP & Corporate Secretary	By: /s/Andy Franck Its: Vice President
ATTEST: By: /s/Marcia R. DeMar Its: Shareholder Services Manager	ATTEST: By: /s/Rodney Cook Its: Vice President

EMPLOYERS:

ALABAMA POWER COMPANY	GEORGIA POWER COMPANY
By: /s/Ceila H. Shorts Its: Corporate Secretary	By: /s/Sterling Spainhour Its: Senior Vice President & General Counsel
ATTEST: By: /s/Amy Blankenship Its: Assistant Corporate Secretary	ATTEST: By: /s/Kristi L. Dow Its: Assistant Secretary

MISSISSIPPI POWER COMPANY
By: /s/Jeffery A. Stone Its: Corporate Secretary
ATTEST: By: /s/Fe Z. Strickland Its: Assistant Corporate Secretary

SOUTHERN COMPANY GAS	THE SOUTHERN COMPANY
By: /s/David E. Slovensky Its: Senior Vice President & General Counsel	By: /s/Myra Coleman Bierria Its: VP & Corporate Secretary
ATTEST: By: /s/Barbara P. Christopher Its: Corporate Secretary	ATTEST: By: /s/Marcia R. DeMar Its: Shareholder Services Manager

Attachment A
Schedule of Employers
Alabama Power Company
600 North 18th Street
Birmingham, AL 35291

Georgia Power Company
241 Ralph McGill Boulevard
Atlanta, GA 30308

Mississippi Power Company
2992 West Beach Boulevard
Gulfport, MS 39501

Savannah Electric and Power Company
c/o Georgia Power Company as successor
241 Ralph McGill Boulevard
Atlanta, GA 30308

Southern Company Gas
10 Peachtree Place
BIN 119 or Loc 1466
Atlanta, GA 30309

The Southern Company
30 Ivan Allen Jr. Boulevard NW
Atlanta, GA 30308

Attachment B
Plans and Arrangements Subject to the Trust
Deferred Compensation Plan for Outside Directors of Alabama Power Company

Deferred Compensation Plan for Outside Directors of Georgia Power Company

Deferred Compensation Plan for Outside Directors of Mississippi Power Company

Deferred Compensation Plan for Outside Directors of Savannah Electric and Power Company

Deferred Compensation Plan for Outside Directors of Southern Company Gas

Deferred Compensation Plan for Outside Directors of The Southern Company

Deferred Compensation Plan for Outside Directors of Gulf Power Company (sponsored by The Southern Company)

Outside Directors Stock Plan for The Southern Company and its Subsidiaries

Attachment C
Privacy and Data Protection
During the course of providing the services (“Services”) described in the Amended and Restated Deferred Cash Compensation Trust Agreement for Directors of The Southern Company and its Subsidiaries (the “Agreement”), Trustee will receive Plan Sponsor Information (as defined below) from or on behalf of the Company and the Employers (“Plan Sponsor”). Trustee agrees to protect all Plan Sponsor Information obtained through providing the Services as detailed in this Attachment C. Capitalized terms not defined herein are as defined in the Trust Agreement.

1.    For purposes of this Attachment C, the following definitions shall apply:

    (a)    “Data Protection Requirements” means, collectively, all national, state, and local laws or regulations relating to the protection of Plan Sponsor Information applicable to Trustee’s use, disclosure, retention, storage, and transmission of Plan Sponsor Information.

    (b)    “Plan Sponsor Information” means information that identifies or can reasonably be used to identify a plan participant or financial information of Plan Sponsor or a plan participant, including but not limited to name, Social Security number, Taxpayer Identification Number, passport number, driver’s license number, other government-issued identification number, bank account number or information or plan account number or information. Plan Sponsor Information will not include information to the extent that such information: (i) was provided to Trustee or its personnel by a third party who was not under an obligation to the Plan Sponsor with respect to such information, but only to the extent Trustee does not have confidential obligations to Plan Sponsor or plan participant; or (ii) was already known to or in the possession of Trustee or its personnel at the time of the disclosure without a restriction on the disclosure at the time of disclosure, or (iii) was independently developed or received by Trustee or its personnel without reference to the Plan Sponsor Information; or (iv) is or becomes publicly known without breach of this Attachment C, the Agreement, or other obligations of non-disclosure by Trustee or its personnel; or (v) Plan Sponsor agrees in writing is free of the restrictions set forth in this Attachment C.

2.     All references herein to Plan Sponsor Information are to information that is provided to, or obtained, used, maintained, or otherwise handled by, Trustee in connection with providing the Services to Plan Sponsor.

3.     Trustee will at all times treat Plan Sponsor Information in accordance with the requirements of this Attachment and the Data Protection Requirements.

4.     Trustee shall hold Plan Sponsor Information in strict confidence and shall not disclose Plan Sponsor Information to any third party, firm, or enterprise (including, but not limited to, Trustee’s affiliates, subcontractors, or service providers) except as may be permitted under the Agreement, as required to provide the Services identified in this Attachment, or as required under law or regulation.

5.     Trustee may disclose Plan Sponsor Information to a third party, firm, or enterprise (including, but not limited to, Trustee’s affiliates, subcontractors or service providers) in order to provide the Services, provided that Trustee shall enter into a written agreement with a third party that is not an affiliate that includes obligations that are at least as broad in scope and restrictive as those under this Attachment C.

6.     Trustee shall maintain administrative, technical, and physical safeguards reasonably designed to protect the security, confidentiality and integrity of Plan Sponsor Information. Trustee shall maintain reasonable access controls, including, but not limited to, limiting access to Plan Sponsor Information to the Trustee employees and personnel who require such access in the performance of their job duties; require its employees and personnel who will be provided access to, or otherwise come into contact with, Plan Sponsor Information to protect such information; and provide such employees and personnel with training regarding information security and privacy.

7.     If Trustee is requested or required by competent court of law or adjudicative body to disclose any Plan Sponsor Information to a third party, Trustee shall notify Plan Sponsor promptly of any such anticipated disclosure (unless such notice is prohibited by law, rule, or regulations) and shall not disclose the Plan Sponsor Information to the third party without providing Plan Sponsor at least forty-eight (48) hours, following such notice (if forty-eight (48) hours is available), so that Plan Sponsor may, at its own expense, exercise such rights as it may have under law to prevent or limit such disclosure. Notwithstanding the foregoing, Trustee shall exercise commercially reasonable efforts to prevent and limit any such disclosure and to otherwise preserve the confidentiality of the Plan Sponsor Information, including by cooperating with Plan Sponsor, at Plan Sponsor’s sole cost and expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Plan Sponsor Information. Notwithstanding anything herein to the contrary, Trustee may disclose any information in its possession or control without notifying the Plan Sponsor in response to: (a) a request from any regulatory or licensing body with authority over Trustee (including federal or state insurance, securities, bank or other examiners, or other regulatory official) or (b) a subpoena or other request for information or documents in a legal proceeding involving a personal matter affecting a plan participant (including, but not limited to, a subpoena related to a divorce proceeding).

8.     In addition, upon notice to Trustee, Trustee shall provide Plan Sponsor with reasonable assistance and support in the event of an investigation by any applicable regulator, including a data protection regulator, or similar authority, if and to the extent that such investigation relates to Plan Sponsor Information handled by Trustee on behalf of Plan Sponsor. However, any such reasonable assistance must be in accordance with Trustee’s policies and procedures, and in no circumstance will Trustee allow any party access to any systems, networks, data centers, or facilities. Such assistance and support shall be at Plan Sponsor’s sole expense, except where such investigation was required solely due to Trustee’s acts or omissions resulting in a breach of this Attachment C, in which case such assistance shall be at Trustee’s sole expense. The assessment of any expenses to Trustee will be done after the investigation and only if Trustee is found to be in breach of Attachment C.

9.     Trustee shall notify Plan Sponsor promptly (and in any event within five (5) business days) using the contact information currently on file with Trustee whenever Trustee confirms there has been an actual unauthorized acquisition, destruction, modification, use, or disclosure of, or access to, Plan Sponsor Information that may require consumer or regulator notification (“Breach”). In the event of a Breach, Trustee shall (a) promptly conduct a reasonable investigation of the Breach and (b) take reasonable action to mitigate the impact of such Breach. Further, Trustee agrees to bear the direct, actual, and reasonable costs of consumer notification to individuals whose Plan Sponsor Information was exposed, where notice is legally required or there is a reasonable risk of harm to individuals or entities whose information was the subject of the Security Breach, and Trustee shall have sole control of managing the costs of mailing and call center support (the “Direct Costs of Notification”) and the costs of credit monitoring services for twelve (12) months to impacted individuals, and as required by law. The content of any notices will be reasonably agreed upon by Trustee and the Plan Sponsor.

10.     Upon termination or expiration of this Attachment C, Trustee shall promptly, upon written request by Plan Sponsor, destroy or return all data, information, materials, and other properties, whether in paper, electronic, digital, or other form, previously provided by or belonging to Plan Sponsor in Trustee’s possession or the possession of its subcontractors. However, Trustee is not obligated to return or destroy Plan Sponsor Information in the event that Plan Sponsor Information is required by law or regulation or Trustee policy to be retained, is contained in an archived computer system or backup made in accordance with security and disaster recovery procedures, or has been commingled by Trustee (or its subcontractors) with its own confidential data such that it cannot feasibly be separated for return or destruction. Such data will be protected by Trustee as its own confidential data.

11.    Trustee shall defend, indemnify, and hold harmless the Plan Sponsor and its Affiliates and their respective directors, officers, agents, and employees (collectively, “Indemnitees”), against any and all suits, actions, proceedings or demands (“Claims”), and judgments, losses, payments, costs, expenses, damages, settlements, liabilities, fines or penalties (“Costs”) of the Indemnitees, arising from or relating to a Breach caused by Trustee. Costs include the Direct Costs of Notification and the credit monitoring services for twelve (12) months to impacted individuals. Notwithstanding the foregoing, in no event shall Trustee be obligated to indemnify Indemnitees for Claims or Costs resulting from (a) the breach of this Amendment by Plan Sponsor related to the Breach, (b) a failure by Plan Sponsor to comply with applicable law related to the Breach, or (c) the willful misconduct, fraud or negligent acts of omissions of Plan Sponsor related to the Breach. The Plan Sponsor will provide Trustee with: (a) reasonably prompt written notice of any Claim; (b) control over the defense or settlement of any such Claim, and (c) non-financial assistance at Trustee’s request to the extent reasonably necessary for the defense of any such Claim.

12.    Except for Costs arising under Trustee’s indemnification obligations or obligations of Section 9, neither party will be liable under this Attachment C for special, indirect, consequential, exemplary or punitive damages, even if the parties have knowledge of the possibility of such damages and whether or not such damages are foreseeable. In addition, except for the Direct Costs of Notification and the credit monitoring services for twelve (12) months to impacted individuals, and Trustee’s indemnification obligation, Trustee’s total and complete liability and responsibility to Plan Sponsor, in the aggregate and for the entire term of this Attachment, shall not exceed an amount equal to five (5) times the annual amount of fees for services under the Agreement.

13.    Trustee, at its expense, will procure and maintain in effect, without interruption during the term, policies of insurance providing, at a minimum, the coverages and limits specified and complying with the other requirements stated below: (a) Information Security/Cyber Insurance/Technology Errors and Omissions insurance in an amount not less than $100 million in the annual aggregate; and (b) Fidelity Bond in the amount not less than of $50 million.

14.     In event of a conflict between this Attachment and the Agreement, this Attachment will control.